Exhibit (i)(1)

April 16, 2019

Value Strategic Asset Management Trust, a series of Value Line Funds Variable Trust

7 Times Square, 21st Floor

New York, NY 10036

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Value Line Funds Variable Trust (formerly, “Value Line Strategic Asset Management Trust”) (the “Trust”), a Massachusetts business trust created under a Declaration of Trust dated May 14, 1987, executed and delivered in Boston, Massachusetts on May 14, 1987, as amended from time to time (as so amended, the “Declaration of Trust”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment 54 to the Trust’s Registration Statement on Form N-1A (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering the offering of shares of a single class of the series of the Trust designated as Value Line Strategic Asset Management Trust (the “Fund”). This opinion is with respect solely to the Trust’s series designated as “Value Line Strategic Asset Management Trust.” Shares of the aforesaid class of shares of beneficial interest of the Fund are referred to hereinafter as “Shares.” Defined terms as used herein shall have the same definition as used in the Declaration of Trust.

As such counsel, we have examined and are familiar with and have relied upon the following documents:

a.	the Declaration of Trust and undated By-Laws, filed with the Commission on February 26, 1999 (the “By-Laws”), each as amended from time to time, of the Trust;

b.	a Secretary’s Certificate of the secretary of the Trust, dated the date hereof and attached hereto, attesting to (i) true, correct, and complete copies of the Declaration of Trust and the By-Laws as well as to the substance of certain resolutions of the board of trustees of the Trust relating to the creation of the Trust and the Fund and the authorization and issuance of the Shares (the “Resolutions”), as each of the foregoing is in effect on the date hereof, and (ii) the incumbency and signatures of certain officers of the Trust, and certain other matters;

c.	a Certificate of the Secretary of the Commonwealth of Massachusetts, dated April 10, 2019, attesting to the continued legal existence and good standing of the Trust in the Commonwealth of Massachusetts;

d.	the Registration Statement; and

Value Line Strategic Asset Management Trust, a series of Value Line Funds Variable Trust

April 16, 2019

e.	such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including, but not limited to, originals, or copies certified or otherwise identified to our satisfaction, of such documents, Trust records and other instruments.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the completeness and accuracy of all Trust records provided to us, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us as copies, and the authenticity of the originals of such latter documents. We have not reviewed the minute or record books of the Trust.

In rendering this opinion, we have relied, as to all questions of fact material to this opinion, upon certificates of an officer of the Trust and of public officials (including without limitation the certificates referred to in clauses (b) and (c) above). We have not conducted any independent investigation of, or attempted to verify independently, such factual matters, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Trust. We have not conducted a search of any electronic databases or the dockets of any court, administrative or regulatory body or agency in any jurisdiction.

We are opining herein solely as to the state laws of the Commonwealth of Massachusetts. To the extent that any other laws govern any of the matters as to which we are opining herein, we have assumed for the purposes of this opinion, with your permission and without investigation, that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct. Further, we express no opinion herein with respect to (i) compliance with any state securities or “blue sky” laws or federal securities laws, including the securities laws of the Commonwealth of Massachusetts, or (ii) compliance with federal or state anti-fraud laws or any applicable fiduciary obligations of the Trust or its officers or trustees.

The opinions expressed in paragraph 1 below are based solely upon the certificate referred to in clause (c) above, are rendered as of the date of such certificate, and are limited accordingly. We express no opinion as to the tax good standing of the Trust in any jurisdiction.

The opinions expressed in paragraph 3 below are qualified to the extent that, under Massachusetts state law, shareholders of a Massachusetts business trust may be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims a shareholder’s liability for acts, obligations and affairs of the Trust or any series thereof. Also, the Declaration of Trust provides that the Trust shall indemnify each shareholder, out of the assets of the particular series whose shares were held by such shareholder, for all claims and liabilities to which such shareholder may become subject by reason of his being or having been a shareholder and not because of his acts or omissions or for some reason.

Value Line Strategic Asset Management Trust, a series of Value Line Funds Variable Trust

April 16, 2019

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general principles of equity. Further, we do not express any opinion as to (a) the availability of the remedy of specific performance or any other equitable remedy upon breach of any provision of any agreement whether applied by a court of law or equity, (b) the successful assertion of any equitable defense, or (c) the right of any party to enforce the indemnification or contribution provisions of any agreement.

Based upon and subject to the foregoing it is our opinion that:

1.	The Trust is a voluntary association with transferable shares of beneficial interest of the kind commonly referred to as a “Massachusetts business trust,” is validly existing under the Declaration of Trust and is in good standing under the state laws of the Commonwealth of Massachusetts.

2.	The Shares to be issued by the Trust pursuant to the Registration Statement have been duly authorized by the Trust for issuance and sale.

3.	The Shares, when issued, sold and delivered by the Trust against payment therefor in accordance with the terms, conditions, requirements and procedures set forth in the Declaration of Trust, the Resolutions and the Registration Statement, will be validly issued, fully paid and non-assessable by the Trust, subject to compliance with the Securities Act, the Investment Company Act of 1940, as amended, and the applicable state laws regulating the sale of securities.

This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein. This opinion is based upon currently existing facts, statutes, rules, regulations and judicial decisions and is rendered as of the date hereof. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Value Line Strategic Asset Management Trust, a series of Value Line Funds Variable Trust

April 16, 2019

We hereby consent to the filing of this opinion with the Commission as an exhibit to any amendments to the Registration Statement and to the use of our name therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Wilmer Cutler Pickering
Hale and Dorr LLP

By: /s/ Leonard A. Pierce

Leonard A. Pierce, Partner